UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2021

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 1.01 – Entry in Material Definitive Agreement.

On March 6, 2021, AgeX and its subsidiary LifeMap Sciences, Inc. (“LifeMap”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with Atlas Capital Partners Limited, a British Virgin Islands company limited by shares (“Atlas”), and GCLMS Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Atlas (“Merger Sub”). Pursuant to the Merger Agreement, LifeMap will be merged with Merger Sub, with LifeMap as the surviving corporation (the “Merger”). The Merger Agreement provides that upon consummation of the Merger, (a) the outstanding shares of LifeMap common stock will entitle the holders of those shares, including AgeX, to receive a pro rata portion of a $500,000 cash payment for all shares of LifeMap common stock in the aggregate, with each LifeMap shareholder’s pro rata portion to be determined in accordance with the number of shares of LifeMap common stock owned by such shareholder as a percentage of shares of LifeMap common stock outstanding immediately before the effective date of the Merger, and (b) the outstanding shares of Merger Sub common stock will be converted into shares of LifeMap common stock so that Atlas will become the sole shareholder of LifeMap. As a result of the Merger, LifeMap will cease to be our subsidiary, and Atlas will become the parent company of LifeMap.

In connection with the Merger, and as required by the Merger Agreement, AgeX and LifeMap will enter into a Loan Conversion Agreement pursuant to which prior to the Merger $1,761,296.20 of LifeMap’s indebtedness to AgeX will be converted into 32,556,306 shares of LifeMap common stock. LifeMap will pay AgeX $250,000 in cash to pay off the remaining portion of LifeMap’s indebtedness to AgeX that will not be converted into shares of LifeMap common stock. AgeX presently holds approximately 80.74% of the outstanding shares of LifeMap common stock. After the acquiring the additional 32,556,306 shares through the conversion of LifeMap indebtedness, AgeX will own approximately 93.28% of the outstanding LifeMap common stock.

The Merger Agreement and the Merger have been approved by the Board of Directors of AgeX and the Board of Directors of LifeMap and by the more than 80% of the outstanding shares of LifeMap. We expect the Merger to close by March 15, 2021.

The completion of the Merger is subject to the satisfaction or waiver of closing conditions, such as: (i) obtaining certain third party consents under license agreements or other contracts to which LifeMap is a party, (ii) performance of the obligations required to be performed by the parties pursuant to the Merger Agreement, and (iii) the accuracy of the representations and warranties of the parties under the Merger Agreement.

The Merger Agreement includes representations and warranties of AgeX, LifeMap, Atlas and Merger Sub made solely for the purposes of the Merger Agreement and which may be subject to qualifications and limitations agreed to by those parties in connection with the negotiated terms of the Merger Agreement, and which are not intended to be for the benefit of any shareholders that are not parties to the Merger Agreement.

LifeMap or Atlas may terminate the Merger Agreement under the applicable termination provisions: (i) by mutual consent; (ii) if the party terminating the Merger Agreement is not in breach or default under the Merger Agreement and (a) in the case of a termination by LifeMap, there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Atlas or Merger Sub, or (b) in the case of a termination by Atlas, there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by LifeMap, and in any such case described in (a) or (b) the breach or default has not been cured within the time allowed by the Merger Agreement; (iii) if certain closing conditions have not been fulfilled, or if it becomes apparent that any of those conditions will not be fulfilled, by March 15, 2021; or (iv) if consummation of the transactions contemplated by the Merger Agreement would be illegal or otherwise prohibited or any governmental authority shall have issued an order restraining or enjoining the transactions contemplated by the Merger Agreement and the order has become final and non-appealable.

The foregoing description of the Merger Agreement is a summary only and is qualified in all respects by reference to the full text of the Merger Agreement which have been filed as Exhibit 10.1 to this Report.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Plan and Agreement of Merger, dated March 6, 2021, among Atlas Capital Partners Limited, GCLMS Acquisition Corporation, AgeX Therapeutics, Inc., and LifeMap Sciences, Inc.*

*Schedules and exhibits to the Plan and Agreement of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: March 8, 2021	By:	/s/ Andrea Park
Chief Financial Officer